UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2008

DYNAMEX INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21057	86-0712225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5429 LBJ Freeway, Suite 1000		75240
Dallas, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(214) 560-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Dynamex - First Quarter Fiscal Year 2009
December 3, 2008

Item 7.01	Regulation FD Disclosure (Information furnished pursuant to Item 2.02 Results of Operations and Financial Condition)

The following information is furnished pursuant to Item 7.01 (“Regulation FD Disclosure”) and Item 2.02 (“Results of Operations and Financial Condition”). In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished under Items 7.01 and 2.02 and is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section.

Dynamex Inc. issued a press release on December 3, 2008 to announce its Results of Operations and Financial Condition for the Three Month Period Ended October 31, 2008. A copy of the Company’s press release is attached as Exhibit 99.1.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding EBITDA in the press release as additional information about its operating results.  This measure is not in accordance with, or an alternative to, GAAP.  The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations.  In addition, management uses this measure for reviewing the financial results of the Company and for planning purposes. The press release includes a tabular reconciliation of this non-GAAP financial measure to GAAP net income.

Item 9.01	Financial Statements and Exhibits

99.1	Press release of Dynamex Inc. dated December 3, 2008.

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Dynamex - First Quarter Fiscal Year 2009
December 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNAMEX INC.

Dated: December 3, 2008	By:	/s/ Ray E. Schmitz
Ray E. Schmitz Vice President and Chief Financial Officer

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Dynamex - First Quarter Fiscal Year 2009
December 3, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Dynamex Inc. dated December 3, 2008.

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